AGREEMENT

         Agreement, effective the last date executed below, between Durland & Company ("Durland & Co.""); Stephen H. Durland ("Durland"); and EuroSoft Corporation ("EuroSoft").

                                   BACKGROUND

         WHEREAS, EuroSoft is indebted to Durland & Co. in the amount of $272,367.89 for accounting services rendered and expenses related to such accounting services ("Outstanding Bill") .

         WHEREAS, Durland is the principal of Durland & Co.

         WHEREAS, EuroSoft and Durland & Co. desire to resolve and settle all issues regarding the Outstanding Bill by issuing EuroSoft shares to Durland as set forth below.

         WHEREAS, Durland agrees to assume the position of sole officer and director of EuroSoft from William H. Luckman, who shall resign such positions.

         NOW, THEREFORE, intending to be bound and in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1. EuroSoft owes Durland & Co. the sum of $272,367.89 for accounting services rendered and expenses related to such accounting services ("Outstanding Bill"). The parties hereby agree to settle the outstanding bill as follows: EuroSoft shall issue the following shares of its common stock -- (i) 900,000 shares of common stock in the form of S-8 common stock. Such common stock must be issued in the name of Durland only based on his position as the sole principal of Durland & Co. EuroSoft has previously filed an S-8 registration statement with the SEC to register 2,500,000 shares. It has only issued 1,600,000 of shares under the registration statement and has available 900,000 shares. The 900,000 shares shall be valued at $0.02 per share (the current market price of EuroSoft's shares of common stock). Therefore, the Outstanding Bill shall be reduced by $18,000; (ii) 24,100,000 shares of common stock restricted in accordance with Rule 144. Such shares shall be valued at $0.01 per share (50% of the current market price of EuroSoft's shares of common stock). Therefore, the Outstanding Bill shall be reduced by $241,000; (iii) the remaining $13,367.89 part of the Outstanding Bill shall remain a liability of EuroSoft to Durland & Co. until such time as EuroSoft increases its authorized common stock above 50,000,000 shares. At such time, EuroSoft shall have the option to either issue additional shares of its common stock restricted in accordance with Rule 144 (valued at 50% of the then current market price of EuroSoft's shares of its common stock) or pay Durland & Co. cash, if in its sole discretion, it has sufficient cash to pay such amount.

     2. William H. Luckman is presently the sole officer and director of EuroSoft. Upon execution of this agreement, Mr. Luckman shall immediately resign such positions and Durland agrees to assume such positions. Additionally, Durland agrees to change the address of EuroSoft to his address, change all telephone numbers to a telephone number established, maintained and answered by Durland and undertake any and all other actions to notify shareholders and the general public about such change. This shall inlcude, but not be limited to, Durland responding to any and all inquiries of EuroSoft shareholders. Durland agrees to execute the release attached hereto as Exhibit A releasing EuroSoft from any further obligations or liabilities regarding EuroSoft.

     3. Durland & Co. and Durland hereby agree to indemnify William H. Luckman and his representatives and agents (collectively, the "Indemnified Parties") and hold each of them harmless from and against any reasonably incurred loss, liability, claim, cost, damage or expense (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, or any claim whatsoever) suffered or incurred by any such Indemnified Parties to the extent arising from claims related to EuroSoft that arise after Mr. Luckman's resignation as an officer or director of EuroSoft provided Mr. Luckman and the Indemnified Parties have not taken any action to cause such loss, liability, claim, cost, damage or expense.

     4. The parties hereto agree that the terms and conditions of this agreement shall be kept confidential between the parties and may not be disclosed to any individual, association or other business entity, except to such party's legal counsel and financial and tax advisors, without the prior written consent of the non-disclosing party. Notwithstanding same, the parties shall be permitted to disclose the terms of this Agreement if required to disclose same for purposes of any securities filings (federal or state), regulatory requirements or the like.

     5. All statements contained in this Agreement shall be deemed the representations and warranties of the party making said statements. The representations, warranties and covenants of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby.

     6. The parties hereto agree that to the extent any provisions of this Agreement are held, found or deemed to be unenforceable, such provision shall be modified by any court of competent jurisdiction to the extent necessary in order that any such provision shall be legally enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be held unenforceable to any extent, such provision (except to such extent) and each of the other provisions hereof shall nevertheless continue to be binding upon the parties in accordance with its terms.

     7. In the event that a party hereto must resort to legal action in order to enforce any provision of this Agreement or portion thereof, or must defend such suit, the prevailing party shall be entitled to receive reimbursement from the non- prevailing party for all reasonable attorneys' fees and all other reasonable costs incurred in commencing or defending such suit.

     8. This Agreement and the release described in paragraph 2 herein embody the entire understanding between the parties pertaining to the subject matter hereof. Any prior agreement among the parties pertaining to the subject matter hereof is superseded hereby. No amendment, waiver, modification or other discharge of the terms of this Agreement shall be valid unless made in writing, executed with the same formalities of this Agreement, specifying such change, modification, waiver or cancellation and signed by all parties.

     9. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be deemed or construed a modification, cancellation or waiver of those terms and conditions, or as a further or continuing waiver of any such condition, or waiver of any prior or subsequent breach of the terms and conditions of this Agreement, unless expressly so stated in writing.

     10. All references herein to any individual, corporation or other entity used in this Agreement, and the pronouns and verbs corresponding thereto, shall be construed in the masculine or the feminine, and/or neuter, as the case may be; singular or plural, whichever construction is consistent with the facts prevailing at any given time.

     11. The parties hereto agree to execute any further instruments and shall perform any acts which are or may become necessary to effectuate the terms of this Agreement.

     12. All notices required or permitted to be given hereunder shall be in writing and delivered personally or by a recognized overnight courier service at the addresses set forth by the parties. Any party may, by notice, designate a new address for notices to it. A party's attorney may send notice on such party's behalf. Notice shall also be given to each party's respective attorneys.

     13. This Agreement may be executed in several counterparts, and each counterpart bearing the signature of all parties hereto shall be deemed a binding, original copy of this Agreement, and all of which shall be considered one and the same agreement.

     14. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, provided, however, that the conflicts of law principles of the State of Florida shall not apply to the extent they would operate to apply the laws of another state. The parties acknowledge that because of the unique character of this Agreement, the other party may be irreparably harmed in the event that this Agreement is not specifically enforced. Accordingly, should any dispute arise concerning this Agreement, either party may be entitled to injunctive relief by a Court of Competent Jurisdiction. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have.

     15. The parties hereto acknowledge and agree that they have read this Agreement in its entirety and that the terms hereof are fair, adequate and just. The parties hereto acknowledge that they have had the right and opportunity to review this Agreement and to have this Agreement reviewed by independent legal counsel of their choice and their signatures, affixed hereto, indicate their acceptance of the terms and conditions hereof as their voluntary acts and deeds.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed individually, or by their respective officers, as the case may be, hereunto duly authorized, and entered into as of the date first above written.

                                       EUROSOFT CORP.

                                       BY: /s/ Willima H. Luckman
                                       ---------------------------------
                                               William H. Luckman
                                               Senior Vice President


                                       /s/ Stephen H. Durland
                                       ---------------------------------
                                               STEPHEN H. DURLAND


                                       DURLAND & COMPANY

                                       BY: /s/ Stephen H. Durland
                                       ---------------------------------
                                                STEPHEN H. DURLAND